UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 27, 2019

BEIGENE, LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
+1 (345) 949-4123
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	BGNE	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On December 27, 2019, BeiGene, Ltd. (the “Company”) held its 2019 Extraordinary General Meeting of Shareholders, which was a special meeting of shareholders (the “Extraordinary Meeting”). As disclosed in the definitive proxy statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on November 29, 2019, as supplemented on December 6, 2019 (the “Proxy Statement”), there were 794,840,698 ordinary shares entitled to vote at the Extraordinary Meeting as of the record date on November 27, 2019 (the “Record Date”), of which approximately 633,665,097 were held in the name of Citibank, N.A., which issues Company-sponsored American Depositary Receipts evidencing American Depositary Shares (“ADSs”), which, in turn, each represent 13 ordinary shares.
At the Extraordinary Meeting, of the ordinary shares entitled to vote, 711,321,599 ordinary shares, including ordinary shares represented by ADSs, or approximately 89.5% of the outstanding ordinary shares on the Record Date, were present and voted in person or by proxy (including abstentions) for Resolutions 1, 2, 3 and 4. In accordance with the Company’s Fifth Amended and Restated Memorandum and Articles of Association, the quorum required for a general meeting of shareholders at which an ordinary resolution is proposed consists of such shareholders present in person or by proxy who together hold shares carrying the right to at least a simple majority of all votes capable of being exercised on a poll.
The matters set forth below were voted on by the Company’s shareholders as of the Record Date at the Extraordinary Meeting. Detailed descriptions of these matters and the voting procedures applicable to these matters at the Extraordinary Meeting are contained in the Proxy Statement. Set forth below are the total number of shares voted for and against each matter, as well as the total number of abstentions and broker non-votes with respect to each matter.

(1) Ordinary resolution: to approve the issuance of 206,635,013 ordinary shares of the Company, or approximately 20.5% of the Company’s outstanding shares upon closing, at a price per share equal to US$13.45, to Amgen Inc. (“Amgen”), pursuant to the terms of the Share Purchase Agreement, as amended (the “Share Purchase Agreement”) by and between the Company and Amgen:

Votes For	Votes Against	Abstentions	Broker Non-Votes
711,255,325	25,298	40,976	0

Accordingly, the issuance of 206,635,013 ordinary shares of the Company, or approximately 20.5% of the Company’s outstanding shares upon closing, at a price per share equal to US$13.45, to Amgen, pursuant to the terms of the Share Purchase Agreement, as amended, was approved.

(2) Ordinary resolution: to approve the Collaboration Agreement (the “Collaboration Agreement”) dated October 31, 2019 by and among the Company, BeiGene Switzerland GmbH and Amgen and the transactions contemplated thereunder:

Votes For	Votes Against	Abstentions	Broker Non-Votes
711,275,839	4,927	40,833	0

Accordingly, the Collaboration Agreement and the transactions contemplated thereunder were approved.

(3) Ordinary resolution: to approve the annual caps in relation to the Collaboration Agreement (the “Annual Caps”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
711,275,683	4,979	40,937	0

Accordingly, the Annual Caps were approved.

(4)  Ordinary resolution: to elect Anthony C. Hooper to serve as a Class III director until the 2022 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal, subject to and effective upon the closing of the transactions contemplated by the Share Purchase Agreement and the Collaboration Agreement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
709,691,113	1,523,353	107,133	0

Accordingly, Anthony C. Hooper was elected to serve as a Class III director, subject to his earlier resignation or removal, subject to and effective upon the closing of the transactions contemplated by the Share Purchase Agreement and the Collaboration Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: December 27, 2019	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel